CNB CORPORATION

and

THE CONWAY NATIONAL BANK

 FINANCIAL REPORT

MARCH 31, 2009

www.conwaynationalbank.com

TO OUR SHAREHOLDERS AND FRIENDS:

Despite our continued recessionary economy, Conway National maintained a solid financial position and favorable operating results for the first quarter of 2009.  Real estate markets remain in a state of decline and the financial industry has continued to experience institution failures.  Congress, the Administration, the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation (FDIC) have implemented unprecedented measures and enacted significant legislation in their efforts to stabilize the financial markets and promote economic activity.  Throughout these difficulties, Conway National has experienced solid financial performance.

Net income for the quarter ended March 31, 2009 totaled $1,938,000, down from $2,540,000 for the same period in 2008, 23.7%.  Although earnings declined for the first quarter of 2009, Conway National performed very well in comparison to peer banks and to other banks operating within our market.  Additionally, the decline in income was anticipated and actual net income exceeded expectations for the period.  On a per share basis, earnings declined 22.0% from $3.00 in 2008 to $2.34 in 2009 representing an annualized return on average assets of ..87% and an annualized return on average equity of 9.05% as compared to 1.16% and 12.24%, respectively, for the same period in 2008.

Total assets grew to $894.5 million at March 31, 2009, an increase of 4.7% over March 31, 2008, and capital stood at $84.9 million at March 31, 2009 compared to $83.9 million at March 31, 2008.  Total deposits totaled $673.9 million at March 31, 2009, a decrease of 5.1% from $710.1 million for the previous year.  The decline in deposits primarily represents a shift in customer product preference as large depositors have sought to secure deposits through increased utilization of repurchase agreements, which increased 95.3% from $49.5 million at March 31, 2008 to $96.7 million at March 31, 2009.  Loans totaled $597.8 million at March 31, 2009, an increase of 2.4% from 2008; and investment securities were $212.1 million, an increase of 2.8% from the prior year.

Net income for the quarter ended March 31, 2009 of $1,938,000 compares favorably to peer and industry performances but is lower than historical returns experienced by the Bank.  Bank earnings are primarily the result of the Bank's net interest income, which decreased 1.5% to $7,868,000 for the quarter ended March 31, 2009 from $7,986,000 for the same period in 2009.  Other factors which affect earnings include the provision for possible loan losses, other expense, and other income. The provision for possible loan losses increased significantly, 242.9%, from $359,000 for 2008 to $1,231,000 for 2009.  The allowance for loan losses, as a percentage of net loans, was increased to 1.18% at March 31, 2009 as compared to 1.15% at March 31, 2008.  Noninterest expenses increased .6% from $5,637,000 to $5,671,000 for the first quarter of 2009 as compared to the first quarter of 2008; and noninterest income increased 2.5% from $1,845,000 to $1,892,000 for the same periods, respectively.  Noninterest expense increased overall due primarily to increased FDIC insurance premiums.  Noninterest income decreased due to decreased service charge income on deposit accounts and decreased other operating income.  These declines were offset by realized gains from sales of investment securities.

With the national and local economic recessions expected to continue through much of 2009, we anticipate that profitability will remain below historical levels while, at the same time, expect that the Bank will continue to grow, further strengthen, and generally prosper.  Although the Bank's credit concerns have been relatively minor in terms of the magnitude of non-performing assets in the industry and local markets, we have appropriately addressed the majority of credit concerns during the first quarter of 2009 and expect to address the remainder of these prior to the close of the second quarter of 2009.  However, the Bank will incur significant additional recently announced increases in FDIC premiums in the second half of 2009.

Although much uncertainty remains about the economic environment and a turnaround in economic activity is difficult to predict, we are confident that your bank will continue to thrive throughout this difficult period.  We expect the Bank to perform in the same strong manner consistent with our history and based in our conservative policies and procedures.  At the same time, the Bank is being positioned and prepared to meet future demands and opportunities.

Conway National continues firm and strong, maintaining substantial financial position and profitability above the industry average.  As our area and our country continue to weather this economic downturn throughout 2009, Conway National will remain steadfast to its conservative and prudent banking practices; and, as always, we are very appreciative of your continued support.  We look forward to the future and continuing to build your bank steeped in our traditions of exceptional customer service, trust, and dedication to all of the communities we serve.

W. Jennings Duncan, President
CNB Corporation and The Conway National Bank

CNB CORPORATION AND SUBSIDIARY Conway, South Carolina CONSOLIDATED BALANCE SHEET (Unaudited)

ASSETS:	March 31, 2009	March 31, 2008
Cash and due from banks................................................	$ 36,548,000	$ 19,068,000
Investment securities:
Obligations of United States government sponsored enterprises..................................................................	178,827,000	176,121,000
Obligations of states and political subdivisions................	29,532,000	27,783,000
Other securities.............................................................	3,784,000	2,396,000
Total investment securities.......................................	212,143,000	206,300,000
Federal funds sold and securities purchased under agreement to resell........................................................	18,000,000	17,500,000
Loans.............................................................................	597,763,000	583,759,000
Less allowance for loan losses.......................................	(6,965,000)	(6,639,000)
Net loans................................................................	590,798,000	577,120,000
Bank premises and equipment.........................................	23,852,000	23,078,000
Other assets....................................................................	13,204,000	11,168,000
Total assets.............................................................	$ 894,545,000	$ 854,234,000

LIABILITIES AND STOCKHOLDERS' EQUITY:
Liabilities:
Deposits:
Noninterest-bearing.....................................................	$ 107,497,000	$ 113,733,000
Interest-bearing...........................................................	566,434,000	596,365,000
Total deposits.........................................................	673,931,000	710,098,000

Federal funds purchased and securities sold under agreement to repurchase..............................................	96,688,000	49,508,000
Other short-term borrowings..........................................	32,617,000	1,430,000
Other liabilities...............................................................	6,449,000	9,345,000
Total Liabilities.......................................................	809,685,000	770,381,000

Stockholders' Equity:
Common stock, par value $10.00 per share: Authorized 1,500,000; issued 828,892 in 2009 and 840,661 in 2008...........................................	8,289,000	8,407,000
Capital in excess of par value of stock.............................	49,992,000	51,773,000
Retained earnings...........................................................	25,588,000	21,587,000
Accumulated other comprehensive income......................	991,000	2,086,000
Total stockholders' equity........................................	84,860,000	83,853,000
Total liabilities and stockholders' equity....................	$ 894,545,000	$ 854,234,000

CNB CORPORATION AND SUBSIDIARY Conway, South Carolina CONSOLIDATED STATEMENT OF INCOME (Unaudited)
	Three Months Ended
INTEREST INCOME	March 31, 2009	March 31, 2008
Interest and fees on loans...................................................	$ 9,378,000	$ 10,587,000
Interest on investment securities:
Taxable investment securities...........................................	1,554,000	2,466,000
Nontaxable investment securities.....................................	285,000	273,000
Other securities..............................................................	15,000	34,000
Interest on federal funds sold and securities purchased under agreement to resell.................................	22,000	320,000
Total interest income...................................................	11,254,000	13,680,000

INTEREST EXPENSE:
Interest on deposits	2,990,000	5,103,000
Interest on federal funds purchased and securities sold under agreement to repurchase ................................	288,000	479,000
Interest on other short-term borrowings.............................	108,000	112,000
Total interest expense.................................................	3,386,000	5,694,000
Net interest income...........................................................	7,868,000	7,986,000
Provision for loan losses....................................................	1,231,000	359,000
Net interest income after provision for loan losses..............	6,637,000	7,627,000
Noninterest income:
Service charges on deposit accounts................................	819,000	940,000
Gains on sale of securities................................................	477,000	0
Other operating income...................................................	593,000	905,000
Total noninterest income.............................................	1,892,000	1,845,000
Noninterest expense:
Salaries and employee benefits........................................	3,568,000	3,721,000
Occupancy expense........................................................	790,000	839,000
Other operating expenses................................................	1,313,000	1,077,000
Total noninterest expense...........................................	5,671,000	5,637,000
Income before income taxes..............................................	2,858,000	3,835,000
Income tax provision ........................................................	920,000	1,295,000
Net income.......................................................................	$ 1,938,000	$ 2,540,000

Per share:

Net income per weighted average shares outstanding............	$ 2.34	$ 3.00

Cash dividend paid per share...............................................	$ 0	$ 0

Book value per actual number of shares outstanding.............	$ 102.38	$ 99.75

Weighted average number of shares outstanding...................	829,187	847,936

Actual number of shares outstanding....................................	828,892	840,661

Member Federal Reserve System - Member FDIC

CNB CORPORATION BOARD OF DIRECTORS

Harold G. Cushman, Jr., Chairman
James W. Barnette, Jr.	William O. Marsh
William R. Benson	George F. Sasser
Harold G. Cushman, III	Lynn G. Stevens
W. Jennings Duncan	John C. Thompson
Edward T. Kelaher

CONWAY NATIONAL BANK OFFICERS

W. Jennings Duncan	President
L. Ford Sanders, II	Executive Vice President
William R. Benson	Senior Vice President
Marion E. Freeman, Jr.	Senior Vice President
Phillip H. Thomas	Senior Vice President
M. Terry Hyman	Senior Vice President
Raymond Meeks	Vice President
A. Mitchell Godwin	Vice President
Jackie C. Stevens	Vice President
Betty M. Graham	Vice President
F. Timothy Howell	Vice President
E. Wayne Suggs	Vice President
Janice C. Simmons	Vice President
Patricia C. Catoe	Vice President
W. Michael Altman	Vice President
Boyd W. Gainey, Jr.	Vice President
William Carl Purvis	Vice President
Bryan T. Huggins	Vice President
Virginia B. Hucks	Vice President
W. Page Ambrose	Vice President
L. Ray Wells	Vice President
L. Kay Benton	Vice President
Richard A. Cox	Vice President
Gail S. Sansbury	Vice President
Roger L. Sweatt	Assistant Vice President
Timothy L. Phillips	Assistant Vice President
Helen A. Johnson	Assistant Vice President
Elaine H. Hughes	Assistant Vice President
Gwynn D. Branton	Assistant Vice President
Tammy S. Scarberry	Assistant Vice President
D. Scott Hucks	Assistant Vice President
Carlis L. Causey	Assistant Vice President
Jeffrey P. Singleton	Assistant Vice President
C. Joseph Cunningham	Assistant Vice President
Sherry S. Sawyer	Banking Officer
Rebecca G. Singleton	Banking Officer
Josephine C. Fogle	Banking Officer
Debra B. Johnston	Banking Officer
Freeman R. Holmes, Jr.	Banking Officer
Doris B. Gasque	Banking Officer
Jennie L. Hyman	Banking Officer
Marsha S. Jordan	Banking Officer
Sylvia G. Dorman	Banking Officer
Marcie T. Shannon	Banking Officer
Caroline P. Juretic	Banking Officer
Sheila A. Johnston	Banking Officer
John H. Sawyer, Jr.	Banking Officer
Nicole Scalise	Banking Officer
Janet F. Carter	Banking Officer
Dawn L. DePencier	Banking Officer
Steven D. Martin	Banking Officer
Carol M. Butler	Banking Officer
W. Eugene Gore, Jr.	Banking Officer
James P. Jordan, III	Banking Officer
John M. Proctor	Banking Officer
Whitney H. Hughes	Banking Officer
Bonita H. Smalls	Banking Officer